STATE OF NEVADA ***FRANCISCO V. AGUILAR***

Commercial Recordings Division

401 N. Carson Street

Secretary of State

Carson City, NV 89701

Telephone (775) 684-5708   Fax (775) 684-7141

DEPUTY BAKKEDAHL

2250 Las Vegas Blvd North, Suite North Las Vegas City Hall 400

Deputy Secretary for **OFFICE OF THE** *North Las Vegas, NV 89030* *Commercial Recordings* **SECRETARY OF STATE** *Telephone (702) 486-2880*

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/03/2025

Work Order Item Number:	W20250103011525 - 4158915
Filing Number:	20254573853
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	01/03/2025 12:55:28 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E45738542025-7   **Entity Name:** Off The Hook YS Inc.

Entity Status: Active   **Expiration Date:** None

Commercial Registered Agent

NORTHWEST REGISTERED AGENT, LLC.*

732 S 6th ST, STE N, Las Vegas, NV 89101, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

STATE OF NEVADA ***FRANCISCO V. AGUILAR***

Commercial Recordings Division

401 N. Carson Street

Secretary of State

Carson City, NV 89701

Telephone (775) 684-5708 Fax (775) 684-7141

DEPUTY BAKKEDAHL

2250 Las Vegas Blvd North, Suite North Las Vegas City Hall 400

Deputy Secretary for **OFFICE OF THE** *North Las Vegas, NV 89030* *Commercial Recordings* **SECRETARY OF STATE** *Telephone (702) 486-2880*

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/03/2025

Work Order Item Number:	W20250103015 25 - 4158916
Filing Number:	20254573855
Filing Type:	Initial List
Filing Date/Time:	01/03/2025 12:55:29 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E45738542025-7 **Entity Name:** Off The Hook YS Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent

NORTHWEST REGISTERED AGENT, LLC.*

732 S 6th ST, STE N, Las Vegas, NV 89101, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E45738542025-7
Secretary of State State Of Nevada	Filing Number 20254573853
	Filed On 01/03/2025 12:55:28 PM
	Number of Pages 3

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Domestic Corporation
☐ NRS 80 - Foreign Corporation
☐ NRS 89 - Articles of Incorporation Professional Corporation
☐ NRS 80 - Foreign Corporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Off The Hook YS Inc.

2. Registered Agent for Service of Process: (Check only one box)

☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

NORTHWEST REGISTERED AGENT, LLC.*
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address	City	State	Zip Code
732 S 6th ST, STE N	Las Vegas	Nevada	89101

Mailing Address (If different from street address)	City	State	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Taylor Newman, Assistant Secretary — 01/03/2025
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Brian John
Name

Address	City	State	Zip Code
732 S 6TH ST STE N	Las Vegas	NV	89101

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting Yes you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Please indicate the break down of all corporate shares and the par value. Number of Authorized shares with Par value: 0 — Par value: $ 0 Number of common shares with Par value: 100000000.0 — Par value: $ 0.001 Number of preferred shares with Par value: 100000.0 — Par value: $ 0.001 Number of shares with no par value: **0** **Foreign Corporations, NRS 80 only:** ☐ This is a corporation is a unlimited stock corporation ☐ This is a corporation is a non-stock corporation. If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: **Brian John** — Country: **United States** Address: **732 S 6TH ST STE N** — City: **Las Vegas** — State: **NV** — Zip/Postal Code: **89101** **X Brian John** (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E45738542025-7
FVAguilar	Filing Number 20254573853
Secretary of State State Of Nevada	Filed On 01/03/2025 12:55:28 PM
	Number of Pages 3

O" The Hook YS Inc.

Instructions for Filing Articles of Incorporation

Please prepare the Articles of Incorporation for O3 The Hook YS Inc. with the following provisions:

1. Total Authorized Shares:

- 100,100,000 total authorized shares, consisting of:
- 100,000,000 shares of Common Stock, par value $0.001 per share. - 100,000 shares of Preferred Stock, par value $0.001 per share.

2. Preferred Stock Rights:

The Board of Directors will have the authority to define the rights, preferences, privileges, and restrictions of the Preferred Stock, including but not limited to: - Dividend rights.
- Voting rights.
- Conversion or redemption rights.
- Liquidation preferences.

3. Registered Agent:

Use the registered agent information as designated during the incorporation process.

4. Corporate Name:

The corporation will be named O3 The Hook YS Inc.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

Off The Hook YS Inc.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

☑ Corporation

☐ This corporation is publicly traded, the Central Index Key number is:

☐ Nonprofit Corporation (see nonprofit sections below)

Filed in the Office of	Business Number E45738542025-7
FVAguilar	Filing Number 20254573855
Secretary of State	Filed On 01/03/2025 12:55:29 PM
State Of Nevada	Number of Pages 2

☐ Limited-Liability Company

☐ Limited Partnership

☐ Limited-Liability Partnership

☐ Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)

☐ Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

☐ 001 - Governmental Entity

☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.

☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box** Does the Organization intend to solicit charitable or tax deductible contributions?

☐ No - no additional form is required

☐ Yes - the "Charitable Solicitation Registration Statement" is required.

☐ The Organization claims exemption pursuant to NRS 82A.210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

Website: www.nvsos.gov
www.nvsilverflume.gov

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE Director:

Name: Brian John
Country: USA
Address: 732 S 6TH ST STE N
City: Las Vegas
State: NV
Zip/Postal Code: 89101

CORPORATION, INDICATE THE President:

Name: Brian John
Country: USA
Address: 732 S 6TH ST STE N
City: Las Vegas
State: NV
Zip/Postal Code: 89101

CORPORATION, INDICATE THE Secretary:

Name: Brian John
Country: USA
Address: 732 S 6TH ST STE N
City: Las Vegas
State: NV
Zip/Postal Code: 89101

CORPORATION, INDICATE THE Treasurer:

Name: Brian John
Country: USA
Address: 732 S 6TH ST STE N
City: Las Vegas
State: NV
Zip/Postal Code: 89101

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

Authorized Signer | 01/03/2025

Agent, LLC.

Title **Date**

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

X Nat Smith on behalf of Northwest Registered

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that **Off The Hook YS Inc.** did, on 01/03/2025, file in this office the original Articles of Incorporation For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 01/03/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202501035321889

You may verify this certificate online at https://www.nvsilverflume.gov/home

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Off The Hook YS Inc.

Nevada Business Identification # NV20253267098
Expiration Date: 01/31/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 01/03/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202501035321890
You may verify this certificate
online at https://www.nvsilverflume.gov/home